Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Del Frisco’s Restaurant Group, Inc. and its subsidiaries (“Del Frisco’s”, the "Company" or "we," "our," "us" and similar terms unless the context indicates otherwise) and the historical consolidated financial statements of Barteca Holdings, LLC and its subsidiaries (“Barteca”), after giving effect to the Transactions, as further described in Note 1.
The unaudited pro forma condensed combined financial information are intended to reflect:

•	the impact of the acquisition of Barteca, which will be accounted for as a business combination in accordance with ASC 805, Business Combinations (as further described below);

•	changes in depreciation and amortization resulting from the preliminary allocation of purchase price;

•	borrowings and corresponding interest expense under the bank financing obtained from J.P. Morgan Chase Bank, N.A. and Citizens Bank, National Association;

•	the repayment of Del Frisco’s outstanding indebtedness, including the aggregate outstanding principal amount and all accrued but unpaid interest, fees, premiums, penalties and other amounts owed; and

•	the repayment of Barteca outstanding indebtedness, including the aggregate outstanding principal amount and all accrued but unpaid interest, fees, premiums, penalties and other amounts owed.
The unaudited pro forma condensed combined balance sheet assumes the Transactions occurred on June 26, 2018 and combines Del Frisco’s unaudited condensed consolidated balance sheet as of June 26, 2018 with Barteca’s unaudited condensed consolidated balance sheet as of April 3, 2018.
The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 26, 2017 and the twenty six weeks ended June 26, 2018 combine the historical consolidated statements of operations of Del Frisco’s and Barteca and assume the Transactions occurred on December 28, 2016, the first day of Del Frisco’s most recent fiscal year. The pro forma statement of operations for the twenty six weeks ended June 26, 2018 include Barteca’s results for the thirteen weeks ended April 3, 2018 and the twelve week period from April 4, 2018 to June 26, 2018, the date prior to the date of the consummation of the Barteca acquisition.
The pro forma adjustments are based upon currently available information and certain assumptions that Del Frisco’s management believes are reasonable. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated cost savings or operating synergies that may result from the Transactions.
In the opinion of Del Frisco’s management, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are based on items that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. However, such adjustments are estimates based on certain assumptions and may not prove to be accurate. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with Del Frisco’s and Barteca’s respective historical financial statements referenced below:

•
Del Frisco’s consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K as of and for the year ended December 26, 2017 and Del Frisco’s Quarterly Report on Form 10-Q as of and for the twenty six weeks ended June 26, 2018; and

•
Barteca’s consolidated financial statements and related notes thereto as of and for the year ended January 2, 2018 and as of and for the thirteen week period ended April 3, 2018 included in the Del Frisco’s Current Report on Form 8-K dated June 27, 2018.

The unaudited pro forma condensed combined financial information and related notes have been prepared utilizing the period end dates for Del Frisco’s and Barteca which differ by fewer than 93 days, as permitted by Regulation S-X.

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 26, 2018

(Amounts in thousands)	Historical Del Frisco	Historical Barteca(1)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$897	$3,005	$2,132	6 (a)	$6,034
Inventory	18,238	2,058	—		20,296
Income taxes receivable	39	—	—		39
Lease incentives receivable	9,363	2,133	—		11,496
Prepaid expenses and other assets	6,789	4,699	(1,115)	6 (b)	10,373
Total current assets	35,326	11,895	1,017		48,238
Property and equipment:
Leasehold improvements	235,443	43,469	(5,509)	6 (c)	273,403
Furniture, fixtures, and equipment	73,966	18,965	(6,573)	6 (c)	86,358
Building improvements	—	15,572	(2,075)	6 (c)	13,497
Construction in progress	—	3,616	—		3,616
Property and equipment, gross	309,409	81,622	(14,157)		376,874
Less accumulated depreciation	(108,159)	(20,045)	20,045	6 (c)	(108,159)
Property and equipment, net	201,250	61,577	5,888	6 (c)	268,715
Goodwill	62,157	24,756	116,843	6 (d)	203,756
Intangible assets, net	36,944	2,590	134,750	6 (e)	174,284
Deferred income taxes	2,043	—	—		2,043
Other assets	15,402	2,352	1,250	6 (f)	19,004
Total assets	$353,122	$103,170	$259,748		$716,040

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$4,655	$—	$(4,655)	6 (a)	$—
Accounts payable	16,022	3,287	—		19,309
Deferred revenue	13,116	1,068	—		14,184
Sales tax payable	1,978	1,104	—		3,082
Accrued payroll	7,342	1,626	—		8,968
Current portion of deferred rent obligations	5,998	—	—		5,998
Current portion of long-term debt	—	3,272	628	6 (f)	3,900
Other current liabilities	4,815	3,471	98	6 (g)	8,384
Total current liabilities	53,926	13,828	(3,929)		63,825
Noncurrent liabilities:
Long-term debt	40,476	55,520	278,791	6 (f)	374,787
Obligation under capital lease	826	4,524	—		5,350
Deferred rent obligations	55,010	6,978	(6,978)	6 (h)	55,010
Deferred income taxes, net	—	—	16,244	6 (i)	16,244
Other liabilities	12,685	—	—		12,685
Total liabilities	162,923	80,850	284,128		527,901
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	24	3,085	(3,085)	6 (j)	24
Treasury stock	(67,823)	—	—		(67,823)
Additional paid in capital	149,478	—	—		149,478
Retained earnings	108,520	19,235	(21,295)	6 (j)	106,460
Total stockholders' equity	190,199	22,320	(24,380)		188,139
Total liabilities and stockholders' equity	$353,122	$103,170	$259,748		$716,040

1.	As of April 3, 2018
See notes to unaudited pro forma condensed combined financial information

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statements of Operations
Fiscal Year Ended December 26, 2017

(Amounts in thousands, except per share data)	Historical Del Frisco	Historical Barteca(1)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$361,431	$128,169	$—		$489,600
Costs and expenses:
Cost of sales	103,976	31,869	—		135,845
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	177,170	63,629	211	7 (a)	241,010
Insurance recovery	(1,073)	—	—		(1,073)
Marketing and advertising costs	8,393	—	—		8,393
Pre-opening costs	2,182	2,134	—		4,316
General and administrative costs	28,421	13,254	(302)	7 (b)	41,373
Donations	836	—	—		836
Consulting project costs	2,786	—	—		2,786
Reorganization severance costs	1,072	—	—		1,072
Lease termination and closing costs	538	—	—		538
Impairment charges	37,053	—	—		37,053
Depreciation and amortization	23,399	6,112	(807)	7 (d)	28,704
Total costs and expenses	384,753	116,998	(898)		500,853
Insurance settlements	1,153	—	—		1,153
Operating income (loss)	(22,169)	11,171	898		(10,100)
Other income (expense), net:
Interest, net of capitalized interest	(783)	(3,698)	(25,170)	7 (e)	(29,651)
Other	(1,439)	446	—		(993)
(Loss) income before income taxes	(24,391)	7,919	(24,272)		(40,744)
Income tax (benefit) expense	(12,934)	225	(7,665)	7 (f)	(20,374)
Net (loss) income	$(11,457)	$7,694	$(16,607)		$(20,370)

Net (loss) income per average common share:
Basic:	$(0.53)	$—		7 (g)	$(0.94)
Diluted:	$(0.53)	—		7 (g)	$(0.94)

Weighted-average number of common shares outstanding:
Basic:	21,570	—		7 (g)	21,570
Diluted:	21,570	—		7 (g)	21,570

(1)	For the year ended January 2, 2018
See notes to unaudited pro forma condensed combined financial information.

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statements of Operations
Twenty Six Weeks Ended June 26, 2018

(Amounts in thousands, except per share data)	Historical Del Frisco	Historical Barteca(1)	Historical Barteca(2)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$179,343	$31,280	$36,938	$—		$247,561
Costs and expenses:
Cost of sales	52,110	7,735	8,956	—		68,801
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	87,622	15,733	17,444	61	7 (a)	120,860
Marketing and advertising costs	4,016	—	—	—		4,016
Pre-opening costs	2,549	396	353	—		3,298
General and administrative costs	16,834	3,546	12,411	(1,572)	7 (b)	31,219
Donations	58	—	—	—		58
Consulting project costs	854	—	—	—		854
Acquisition and disposition costs	5,015	—	1,124	(5,406)	7 (c)	733
Reorganization severance	113	—	—	—		113
Lease termination and closing costs	1,389	—	—	—		1,389
Impairment charges	84	—	—	—		84
Depreciation and amortization	10,475	1,689	1,969	(1,008)	7 (d)	13,125
Total costs and expenses	181,119	29,099	42,257	(7,925)		244,550
Operating income	(1,776)	2,181	(5,319)	7,925		3,011
Other income (expense), net:
Interest, net of capitalized interest	(813)	(1,075)	(1,172)	(11,817)	7 (e)	(14,877)
Other	(49)	—	(1)	—		(50)
(Loss) income before income taxes	(2,638)	1,106	(6,492)	(3,892)		(11,916)
Income tax (benefit) expense	(1,476)	72	218	(2,985)	7 (f)	(4,171)
Net (loss) income	$(1,162)	$1,034	$(6,710)	$(907)		$(7,745)

Net (loss) income per average common share:
Basic:	$(0.06)	$—			7 (g)	$(0.38)
Diluted:	$(0.06)	—			7 (g)	$(0.38)

Weighted-average number of common shares outstanding:
Basic:	20,347	—			7 (g)	20,347
Diluted:	20,347	—			7 (g)	20,347

1.	For the thirteen weeks ended April 3, 2018.

2.	For the period from April 4, 2018 to June 26, 2018.
See notes to unaudited pro forma condensed combined financial information.

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
Note 1 - Description of the Transactions
On May 7, 2018, the Company entered into a Purchase Agreement (as defined below) to (i) purchase of all of the outstanding equity interests of RCP Barteca Corp., a Delaware corporation (“RCP Blocker”) and General Atlantic (BT) Blocker, LLC, a Delaware limited liability company (“GA Blocker” and, together with RCP Blocker, the “Blockers”) and (ii) merger of Bentley Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Barteca Holdings, LLC, a Delaware limited liability company (“Barteca”), with Barteca surviving such merger as a wholly owned subsidiary of the Company. The acquisition occurred pursuant to the terms of the Purchase Agreement and Plan of Merger (the “Purchase Agreement”) by and among the Company, Merger Sub, Barteca, RCP Blocker, GA Blocker, the owners of the Blockers and the Sellers’ Representative named therein. The acquisition closed on June 27, 2018 (the "Closing Date") for a purchase price of $325 million, subject to customary adjustments for debt, cash and working capital.
In connection with the completion of the acquisition, on the Closing Date, the Company entered into a new credit agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent, the other agents and arrangers party thereto and the several lenders party thereto, to fund a portion of the $325 million purchase price. The Credit Agreement provides for (i) senior secured term loans in aggregate principal amount of $390 million and (ii) senior secured revolving credit commitments in an aggregate principal amount of $50 million. The transactions described in this Note 1 are collectively referred to as the “Transactions."
Note 2 - Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X using the acquisition method of accounting in accordance with ASC 805, Business Combinations (“ASC 805”). The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.
ASC 805 requires the determination of the accounting acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. Del Frisco’s has been identified as the acquirer for accounting purposes based on the facts and circumstances specific to this transaction. As a result, Del Frisco’s will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and liabilities of Barteca. Applying the acquisition method includes recording the identifiable assets acquired and liabilities assumed at their fair values, and recording goodwill for the excess of the consideration transferred over the aggregate fair value of the identifiable assets acquired and liabilities assumed. For purposes of the unaudited pro forma condensed combined financial information, the fair values of Barteca’s identifiable assets acquired and liabilities assumed were based on preliminary estimates. The final determination of the fair values of assets acquired and liabilities assumed could result in material changes to the amounts presented in the unaudited pro forma condensed combined financial information and future results of operations and financial position.
The unaudited pro forma condensed combined financial information was prepared on a combined basis. There were no material transactions between Del Frisco’s and Barteca during the periods presented that would need to be eliminated.
Note 3 - Conforming Accounting Policies
During the preparation of the unaudited pro forma condensed combined financial information, the Company performed an initial review of the accounting policies of Barteca to determine if differences in accounting policies require reclassification or adjustment. As result of that review, the Company did not become aware of any material differences between the accounting policies of the two companies, other than certain reclassifications necessary to conform to Del Frisco’s financial statement presentation. These reclassifications are described in Note 4 below. When management completes a final review of Barteca’s accounting policies, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
Note 4 - Reclassifications
Certain reclassification adjustments have been made to conform Barteca’s financial statement presentation to that of Del Frisco’s as indicated in the tables below.
a) The reclassification adjustments to conform Barteca’s balance sheet presentation to that of Del Frisco’s have no impact on net assets and are summarized below:

Unaudited Condensed Consolidated Balance Sheet As of April 3, 2018

(Amounts in thousands)	Historical Barteca	Reclassifications to Del Frisco's Presentation	Historical Barteca as presented
ASSETS
Current assets:
Cash and cash equivalents	$3,005	$—	$3,005
Accounts receivable	1,000	(1,000)	—
Tenant allowance receivables	2,133	(2,133)	—
Inventory	2,058	—	2,058
Due from employees	1,275	(1,275)	—
Lease incentives receivable	—	2,133	2,133
Prepaid expenses and other assets	2,424	2,275	4,699
Total current assets	11,895	—	11,895
Property and equipment:
Leasehold improvements	43,469	—	43,469
Furniture, fixtures, and equipment	18,965	—	18,965
Building improvements	15,572	—	15,572
Construction in progress	3,616	—	3,616
Property and equipment, gross	81,622	—	81,622
Less accumulated depreciation	(20,045)	—	(20,045)
Property and equipment, net	61,577	—	61,577
Security deposits	1,387	(1,387)	—
Liquor license	821	(821)	—
Interest rate swap	144	(144)	—
Intangible assets - other, net	340	(340)	—
Intangible asset - trade names	2,250	(2,250)	—
Goodwill	24,756	—	24,756
Intangible assets, net	—	2,590	2,590
Other assets	—	2,352	2,352
Total assets	$103,170	$—	$103,170

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,287	$—	$3,287
Deferred revenue	—	1,068	1,068
Accrued expenses	2,448	(2,448)	—
Current portion of long-term debt	3,272	—	3,272
Current portion of financing lease obligations	1,066	(1,066)	—
Sales tax payable	1,061	43	1,104
Accrued payroll	1,626	—	1,626
Gift card liabilities	1,068	(1,068)	—
Other current liabilities	—	3,471	3,471
Total current liabilities	13,828	—	13,828
Noncurrent liabilities:
Long-term debt	55,520	—	55,520
Financing lease obligations, net of current portion	4,524	(4,524)	—
Obligation under capital lease	—	4,524	4,524
Interest rate swap liability	—	—	—
Deferred rent obligations	6,978	—	6,978
Total liabilities	80,850	—	80,850
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—
Common stock	—	3,085	3,085
Class A Common Units	3,085	(3,085)	—
Class B and Class C Common Units	—	—	—
Members' equity	19,235	(19,235)	—
Treasury stock	—	—	—
Additional paid in capital	—	—	—
Retained earnings	—	19,235	19,235
Total stockholders' equity	22,320	—	22,320
Total liabilities and stockholders' equity	$103,170	$—	$103,170

b) The reclassification adjustments to conform Barteca’s statements of operations presentation to that of Del Frisco’s have no impact on net income and are summarized below:
Consolidated Statement of Operations
Year Ended January 2, 2018

(Amounts in thousands)	Historical Barteca	Reclassifications to Del Frisco's Presentation	Historical Barteca as presented
Revenues	$—	$128,169	$128,169
Food	72,584	(72,584)	—
Wine, liquor, beer and other beverages	55,041	(55,041)	—
Other revenues	544	(544)	—
Costs and expenses:
Cost of sales	—	31,869	31,869
Cost of restaurant sales	31,869	(31,869)	—
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	—	63,629	63,629
Insurance recovery	—	—	—
Marketing and advertising costs	—	—	—
Pre-opening costs	2,134	—	2,134
General and administrative costs	12,847	407	13,254
Donations	—	—	—
Consulting project costs	—	—	—
Acquisition and disposition costs	—	—	—
Reorganization severance costs	—	—	—
Lease termination and closing costs	—	—	—
Impairment charges	—	—	—
Depreciation and amortization	6,112	—	6,112
Restaurant labor	40,303	(40,303)	—
Restaurant occupancy costs	5,759	(5,759)	—
Management fees	407	(407)	—
Loss (gain) from settlement	(674)	674	—
Restaurant operating expenses	17,567	(17,567)	—
Total costs and expenses	116,324	674	116,998
Insurance settlements	—	—	—
Operating income	11,845	(674)	11,171
Other income (expense), net:
Interest, net of capitalized interest	—	(3,698)	(3,698)
Interest expense	(3,698)	3,698	—
Loss on disposal of assets	(228)	228	—
Other	—	446	446
Income before income taxes	7,919	—	7,919
Income tax (benefit) expense	225	—	225
Net income	$7,694	$—	$7,694

Unaudited Condensed Consolidated Statement of Operations
Thirteen Weeks Ended April 3, 2018

(Amounts in thousands)	Historical Barteca	Reclassifications to Del Frisco's Presentation	Historical Barteca as presented
Revenues	$—	$31,280	$31,280
Food	17,874	(17,874)	—
Wine, liquor, beer and other beverages	13,278	(13,278)	—
Other revenues	128	(128)	—
Costs and expenses:
Cost of sales	—	7,735	7,735
Cost of restaurant sales	7,735	(7,735)	—
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	—	15,733	15,733
Insurance recovery	—	—	—
Marketing and advertising costs	—	—	—
Pre-opening costs	396	—	396
General and administrative costs	3,462	84	3,546
Donations	—	—	—
Consulting project costs	—	—	—
Acquisition and disposition costs	—	—	—
Reorganization severance costs	—	—	—
Lease termination and closing costs	—	—	—
Impairment charges	—	—	—
Depreciation and amortization	1,689	—	1,689
Restaurant labor	10,045	(10,045)	—
Restaurant occupancy costs	1,392	(1,392)	—
Management fees	84	(84)	—
Loss (gain) from settlement	—	—	—
Restaurant operating expenses	4,296	(4,296)	—
Total costs and expenses	29,099	—	29,099
Insurance settlements	—	—	—
Operating income	2,181	—	2,181
Other income (expense), net:
Interest, net of capitalized interest	—	(1,075)	(1,075)
Interest expense	(1,075)	1,075	—
Loss on disposal of assets	—	—	—
Other	—	—	—
Income before income taxes	1,106	—	1,106
Income tax expense	72	—	72
Net income	$1,034	$—	$1,034

Unaudited Condensed Consolidated Statement of Operations
Period from April 4, 2018 to June 26, 2018

(Amounts in thousands)	Historical Barteca	Reclassifications to Del Frisco's Presentation	Historical Barteca as presented
Revenues	$—	$36,938	$36,938
Food	21,356	(21,356)	—
Wine, liquor, beer and other beverages	15,454	(15,454)	—
Other revenues	128	(128)	—
Costs and expenses:
Cost of sales	—	8,956	8,956
Cost of restaurant sales	8,956	(8,956)	—
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	—	17,444	17,444
Insurance recovery	—	—	—
Marketing and advertising costs	—	—	—
Pre-opening costs	353	—	353
General and administrative costs	3,363	9,048	12,411
Donations	—	—	—
Consulting project costs	—	—	—
Acquisition and disposition costs	—	1,124	1,124
Reorganization severance costs	—	—	—
Lease termination and closing costs	—	—	—
Impairment charges	—	—	—
Depreciation and amortization	1,969	—	1,969
Share-based compensation	8,932	(8,932)	—
Deal expense	1,124	(1,124)	—
Restaurant labor	11,190	(11,190)	—
Restaurant occupancy costs	1,734	(1,734)	—
Management fees	116	(116)	—
Loss (gain) from settlement	—	—	—
Restaurant operating expenses	4,520	(4,520)	—
Total costs and expenses	42,257	—	42,257
Insurance settlements	—	—	—
Operating income	(5,319)	—	(5,319)
Other income (expense), net:
Interest, net of capitalized interest	—	(1,172)	(1,172)
Interest expense	(1,172)	1,172	—
Loss on disposal of assets	(1)	1	—
Other	—	(1)	(1)
Income before income taxes	(6,492)	—	(6,492)
Income tax expense	218	—	218
Net income	$(6,710)	$—	$(6,710)

Note 5 - Preliminary Purchase Price Allocation
The following table summarizes the preliminary calculation of consideration transferred and the allocation of the purchase price to the net assets acquired as if the acquisition had been completed on June 26, 2018 (amounts in thousands).

Preliminary purchase consideration:
Contractual purchase price	$325,000
Barteca historical cash balance	3,005
Barteca cash received for settlement of employee note	1,115
Pro forma preliminary consideration transferred	$329,120

Less: Net assets acquired:
Total current assets	11,895
Property and equipment	67,465
Intangible assets	137,340
Other assets	2,352
Total current liabilities	(10,763)
Deferred tax liabilities	(16,244)
Obligation under capital lease	(4,524)
Total net assets acquired	187,521

Goodwill attributable to Barteca acquisition	$141,599
Note 6 - Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 26, 2018

a)	Cash and cash equivalents - The increase in cash and cash equivalents of $2.1 million, was determined as follows (amounts in thousands):

Sources	Amount	Uses	Amount
New Term Loan B	$390,000	Consideration transferred, net of cash acquired	$325,000
New Revolver	4,500	Repayment of Del Frisco's debt	38,109
Cash from Del Frisco's historical balance sheet	897	Estimated fees and expenses	21,599
Reclass Del Frisco's cash overdraft	(4,655)	Cash to Del Frisco's pro forma balance sheet	6,034
Total Sources	$390,742	Total Uses	$390,742

b)
Prepaid expenses and other assets - The decrease in prepaid expenses and other assets of $1.1 million reflects the contractually stipulated settlement of the due from employee note receivable recorded in Barteca’s historical balance sheet. The note was settled in cash at the close of the transaction. The settlement of the note is factually supportable and directly related to the Transactions.

c)
Property and equipment, net - The increase in property and equipment, net of $5.9 million represents the change from Barteca’s historical net book value to preliminary estimated fair value as follows (amounts in thousands):

Asset Class	Estimated Preliminary Fair Value	Historical Book Value	Pro Forma Adjustment
Leasehold improvements	$37,960	$43,469	$(5,509)
Furniture, fixtures and equipment	12,392	18,965	(6,573)
Building improvements	13,497	15,572	(2,075)
Construction in progress	3,616	3,616	—
Accumulated Depreciation	—	(20,045)	20,045
Total property and equipment, net	$67,465	$61,577	$5,888

d)	Goodwill - The increase in goodwill of $116.8 million is calculated as follows (amounts in thousands):

Consideration transferred	$329,120
Less: Fair value of net assets acquired	187,521
Total estimated goodwill	141,599
Less: Barteca historical goodwill	24,756
Pro forma adjustment to goodwill	$116,843

e)
Intangible assets, net - The increase in intangible assets, net of $134.8 million represents the change from Barteca’s historical net book value to preliminary estimated fair value as follows (amounts in thousands):

Asset Class	Estimated Preliminary Fair Value	Historical Book Value	Pro Forma Adjustment
Trade names - Barcelona Wine Bar	$47,000	$2,000	$45,000
Trade names - Bartaco	90,000	250	89,750
Intangible assets - other	340	340	—
Total intangible asset, net	$137,340	$2,590	$134,750
The Barcelona Wine Bar and bartaco trade names have indefinite lives.

f)
Financing transactions - The Transactions include repayment of Barteca’s outstanding indebtedness, repayment of Del Frisco’s outstanding indebtedness, and borrowings under the Credit Agreement which provides for senior secured term loans in an aggregate principal amount of $390 million and revolving credit commitments in an aggregate principal amount of $50 million, of which $4.5 million was drawn at the acquisition date. These financing transactions had the following effect on the unaudited pro forma condensed combined balance sheet:

•	increase in other assets of $1.3 million related to debt issuance costs incurred on the revolving credit facility;

•
increase in current portion of long-term debt of $0.6 million related to the $3.9 million current portion of the senior secured term loans offset by repayment of $3.3 million of Barteca’s outstanding indebtedness as of the pro forma balance sheet date;

•	decrease in other current liabilities of $0.2 million related to repayment of accrued interest outstanding on the Del Frisco’s and Barteca debt; and

•
increase of $278.8 million in long-term debt related to the incurrence of $390.0 million in borrowings under the senior secured term loan, net of $3.9 million in current portion of long-term debt, $4.5 million in revolving credit commitments, offset by debt issuance costs of $18.3 million and the repayment of $38.0 million of Del Frisco’s indebtedness (without a permanent reduction in commitment) and $55.5 million of Barteca indebtedness outstanding as of the pro forma balance sheet date.

g)
Other current liabilities - The increase in other current liabilities of $0.1 million reflects an increase in accrued compensation of $0.3 million for a key executive, offset by a decrease of $0.2 million related to repayment of accrued interest outstanding on the Del Frisco’s and Barteca debt.

h)	Deferred rent obligations - The decrease in deferred rent of $7.0 million results from fully eliminating the account balance in purchase accounting.

i)
Deferred income taxes, net - The increase in deferred income taxes, net of $16.2 million reflects the deferred tax impact of the fair value adjustments discussed above. Preliminary deferred taxes have been estimated based on a tax rate of 21%, which approximates the statutory tax rate in effect as of the pro forma balance sheet date. The actual effective tax rate of Del Frisco’s could be materially different from the rate presented in the unaudited pro forma condensed combined financial information.

j)	Stockholders’ equity -The decrease in equity balances, consists of the following:

(Amounts in thousands)	Common stock	Retained earnings	Total adjustment to equity
Elimination of historical equity of Barteca	$(3,085)	$(19,235)	$(22,320)
Transaction expenses incurred by Del Frisco's	—	(2,060)	(2,060)
Pro forma adjustment to total stockholders' equity	$(3,085)	$(21,295)	$(24,380)

Note 7 - Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

a)
Restaurant operating expenses (excluding depreciation and amortization shown separately below) - The increase in restaurant operating expenses of $0.2 million for the year ended December 26, 2017 and $0.1million for the twenty six weeks ended June 26, 2018 reflects incremental rent expense calculated for Barteca lease agreements with escalating rent payments. Rent expense was recalculated on a straight-line basis starting from the acquisition date and based on the remaining term of the assumed lease.

b)	General and administrative costs - For the year ended December 26, 2017, the decrease in general and administrative costs of $0.3 million consists of the following:

•	elimination of management fees historically paid by Barteca to Rosser Capital Partners of $0.4 million as the agreement was terminated as of the acquisition date; and

•	increase of $0.1 million in stock-based compensation expense to reflect new compensation agreements entered into with Barteca executives as of the acquisition date.
For the twenty six weeks ended June 26, 2018, the decrease in general and administrative costs of $1.6 million primarily consists of the following:

•	elimination of management fees historically paid by Barteca to Rosser Capital Partners of $0.2 million as the agreement was terminated as of the acquisition date; and

•	net decrease of $1.4 million in share-based compensation expense to reflect impact of employment agreements entered into with Barteca executives receiving replacement awards upon transaction closing.
General and administrative costs include approximately $7.5 million in incremental share-based compensation costs, which have not been reversed in these pro forma financial statements, related to the accelerated vesting of Barteca awards upon a change in control.

c)
Acquisition and disposition costs - The decrease of $5.4 million in acquisition and disposition costs for the twenty six weeks ended June 26, 2018 represents the elimination of costs directly related to the Transactions of $4.3 million and $1.1 million included in the historical financial statements of Del Frisco’s and Barteca, respectively.

d)
Depreciation and amortization - The net decrease in depreciation expense of $0.8 million for the year ended December 26, 2017 and $1.0 million for the twenty six weeks ended June 26, 2018 was determined as follows, based on preliminary estimates of fair value and estimated useful lives (amounts in thousands):

Asset Class	Useful Life	Estimated Fair Value	Fiscal Year Ended December 26, 2017	26 Weeks Ended June 26, 2018
Leasehold improvements	13	$37,960	$2,920	$1,460
Furniture, fixtures, and equipment	3-7	12,392	1,935	966
Building improvements	30	13,497	450	224
Construction in progress	—	3,616	—	—
Total recalculated depreciation expense		$67,465	$5,305	$2,650
Less: Historical Barteca depreciation expense			6,112	3,658
Total pro forma adjustment to depreciation expense			$(807)	$(1,008)
A 10% change in the valuation of property and equipment would cause a corresponding increase or decrease in the balance of goodwill, and annual depreciation expense would increase or decrease by approximately $0.5 million, assuming an overall weighted-average useful life of 14 years.

e)
Interest, net of capitalized interest - The following table summarizes key terms of the Credit Agreement. The stated rate of the term loan pursuant to the term loan documentation and agreed with the arrangers is LIBOR + 4.75%, which equals 6.875% as of the acquisition date. Based on current market conditions, the arrangers have informed us that they may commence syndication of the Term Loan at a rate of LIBOR +5.00%. Such rate may be subject to additional modification. The effective interest rate is calculated by taking into account the debt issuance costs. Such costs are amortized, using the effective interest method, over the seven year term of the loan (amounts in thousands):

	Principal	Effective Interest Rate	Term in Years
Term loan	$390,000	7.78%	7
Revolving credit facility	4,500	5.63%	5
Total	$394,500
The net increase in interest expense was determined as follows, taking into consideration the above terms related to the Credit Agreement (amounts in thousands):

Components of pro forma interest expense adjustment:	Fiscal Year Ended December 26, 2017	26 Weeks Ended June 26, 2018
Cash interest expense	$26,965	$13,447
Commitment fee on revolving credit facility	228	114
Amortization of deferred financing costs on term loan	2,147	1,124
Amortization of revolving credit facility fees	250	126
Total pro forma interest expense	29,590	14,811
Less: Historical Del Frisco's interest expense	(722)	(747)
Less: Historical Barteca interest expense	(3,698)	(2,247)
Total adjustment to pro forma interest expense	$25,170	$11,817
There was approximately $394.5 million aggregate principal amount of variable-rate indebtedness on a pro forma basis. As such, financing costs are sensitive to changes in interest rates. For each 0.125% increase or decrease in actual or assumed interest rates, annual interest expense would increase or decrease by approximately $0.5 million. For each 0.25% increase or decrease in actual or assumed interest rates, annual interest expense would increase or decrease by approximately $1.0 million. For each $25 million decrease in principal amount of variable-rate indebtedness, annual interest expense would decrease by approximately $1.7 million.

f)
Income tax (benefit) expense - The net increase in income tax benefit reflects the tax effect of pro forma adjustments and additional estimated federal income tax assuming Barteca was a taxable entity for the periods presented. Tax expense was determined using statutory rates of 35% and 21% for the year ended December 26, 2017 and the twenty six weeks ended June 26, 2018, respectively. The Del Frisco’s effective tax rate could be materially different from the rate presented in this unaudited pro forma condensed combined financial information.

g)
Net (loss) income per average common share - The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the condensed combined basic and diluted average shares of Del Frisco’s.

(Amounts in thousands, except per share data)	Fiscal Year Ended December 26, 2017	26 Weeks Ended June 26, 2018
Pro forma net income (loss) attributable to common shareholders	$(20,370)	$(7,745)
Basic weighted average number of common shares outstanding - historical	21,570	20,347
Diluted weighted average number of common shares outstanding - historical	21,570	20,347
Net income (loss) per average common share:
Basic - pro forma	$(0.94)	$(0.38)
Diluted - pro forma	$(0.94)	$(0.38)